Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed and delivered as of May 3, 2016 (the “Effective Date”), by and between  Io Bio LLC, an Iowa limited liability company , having an office at 410 Princeton-Hightstown Road, Princeton Junction, NJ 08550 ( “Io Bio” or “Seller”), and SILVER HILL MINES, INC., a Nevada corporation, having an office at 1 Rockefeller Plaza, 10th Floor, New York, NY 10020 (“Purchaser”).  Each of the Seller and the Purchaser are hereinafter sometimes collectively referred to as the “Parties”.

RECITALS

WHEREAS, Seller is, or will be, the owner of certain real property commonly known as 20 Harvard Road, Littleton, Massachusetts, and consisting in the aggregate of approximately Twenty-Nine (29) acres of land, on which is located buildings and other improvements thereon, and as more particularly described on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Real Property”, which term also includes any and all fixtures which are directly related to building utilization): and

WHEREAS, located on the Real Property is a certain Bottling Plant, which Bottling Plant’s process equipment and machinery ancillary items, which are more particularly described on Exhibit B attached hereto and made a part hereof (collectively hereinafter referred to as the “Plant”); and

WHEREAS, the Real Property and the Plant are hereinafter collectively referred to as the “Purchased Assets”; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Purchased Assets subject to and in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section .1.

Definitions.  The following terms have the following meanings when used herein:

"Agreement" means this Purchase and Sale Agreement, including all schedules and exhibits hereto, as it may be amended from time to time in accordance with its terms.

"Purchased Assets" has the meaning given in the third Recital.

"Closing" means the date of transfer of title in accordance with the terms of this Agreement.

"Closing Date" means the date and time when the Closing occurs.

"Code" has the meaning given in Section 2.8.2.

“Chubb Policy” has the meaning given in Section 2.3.

"Damages" has the meaning given in Section 6.1.

"Dispute" has the meaning given in Section 7.13.

"Encumbrances" has the meaning given in Section 3.4.

"Indemnified Party" has the meaning given in Section 6.3.

"Indemnifying Party" has the meaning given in Section 6.3.

"Indemnity Claims" has the meaning given in Section 6.3.

"Permitted Encumbrances" means reservations, exceptions, easements, and other similar title exceptions or encumbrances affecting the Real Property (including, without limitation, all matters set forth on Schedule B of the Title Policy), provided they do not in the aggregate materially interfere with the use of such property.

“Plant” has the meaning given in the third Recital

 “Purchase Price" has the meaning given in Section 2.2.

"Purchaser" has the meaning given in the introduction to this Agreement.

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

“Purchaser Indemnified Party” has the meaning given in Section 6.1.

"Real Property" has the meaning given in the first Recital.

"Retained Personal Property" has the meaning given in the second Recital

"Seller" has the meaning given in the introduction to this Agreement.

“Seller Indemnified Party” has the meaning given in Section 6.2.

“Stock” has the meaning given in Section 2.2(a).

"Title Company" has the meaning given in Section 2.8.1(a).

"Title Policy" has the meaning given in Section 2.8.1(a).

ARTICLE II

TRANSFER OF PURCHASED ASSETS

Section 2.1

Transferred Assets.

(a)

Subject to the terms and conditions of this Agreement, Seller hereby agrees to convey, transfer and deliver to Purchaser, free and clear of all Encumbrances, other than Permitted Encumbrances or other encumbrances permitted by this Agreement, all of Seller’s right, title and interest in and to the (i) Included Equipment described on Exhibit C attached hereto and made part hereof, and (ii) the Real Property described on Exhibit A attached hereto, both of which are hereinafter referred to as the “Purchased Assets”.

(b)

All risk of loss with respect to the Purchased Assets passes to Purchaser as of the time of Closing on the Closing Date.

Section 2.2

Purchase Price.  The aggregate consideration for the purchase of the Purchased Assets is Nineteen Million, Five Hundred Thousand United States Dollars (US $19,500,000) to be paid as follows:

(a)

A deposit consisting of  a stock certificate(s) in Seller’s name for Eight Million, Three Hundred Thousand United States Dollars (US $8,300,000) shares of stock of “Silver Hill Mines, Inc.” with an agreed value of Sixty Cents (US $0.60) per share, for a total value Five Million United States Dollars (US $5,000,000), such certificate(s) to be delivered to Seller on or before the Closing Date,  and which shares of Silver Hill Mines, Inc. shall be fully paid and non-assessable, registered and such share certificates as shall be reasonably approved by Seller.; and

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

(b)

The remaining balance of the Purchase Price in the amount of Fourteen Million, Five Hundred Thousand United States Dollars (US $14,500,000) in cash shall be payable by Purchaser to Seller at Closing in immediate and good funds, by wire transfer.

Section 2.3

Transfer Documents; Further Assurances.  On the Closing Date, the parties shall execute and deliver to each other the following documents: (a) a Deed in the form of Schedule 1 attached hereto, (b) a Bill of Sale for the Plant in the form of Schedule 2 attached hereto, (c) an Assignment and Assumption Agreement for Chubb Environmental Liability Insurance policy no. 3731-4628 (the “Chubb Policy”) in the form of Schedule 3 attached hereto signed by Seller and Purchaser [or an endorsement adding Seller and Purchaser to the policy?]; (d)corporate authorizing resolutions for each of the Seller and the Purchaser, if required, authorizing the transactions contemplated hereby.  The Parties hereby agree to perform, execute or deliver, or cause to be performed, executed or delivered, such further acts, assurances and instruments as reasonably required to complete or perfect the conveyance and transfer to Purchaser all of Seller’s right, title and interest in and to the Purchased Assets consistent with this Agreement, and to do any and all such further acts and things as may be reasonably necessary to effect completely the intent of this Agreement.

Section 2.4

Closing.  The Closing of title shall take place at the Seller’s offices or such other place on the date which is ninety (90) days from the date of this Agreement, or upon such earlier or later date as may be mutually agreed upon.

Section 2.5

Proration, Fees, Costs and Adjustments

2.5.1

Prorations.  Prior to the Closing, Seller shall determine the amounts of the prorations and other payments due between the Parties at the Closing in accordance with this Agreement and notify Purchaser thereof.  Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed.

2.5.2

Certain Items Prorated.  The following shall be apportioned, as of 11:59 p.m.  the day prior to the Closing in accordance with the custom and practice of the Worchester County Bar Association: (i) all real property taxes and personal property taxes, the tax rate for which is fixed, (ii) all water charges and sewer charges not based upon meters if any); (iii) charges for electricity and gas, meters for which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated.  Special assessments for local improvements and other special charges shall not be apportioned but Seller shall pay all such charges that are due and payable prior to the Closing, and Purchaser shall pay all others.  If such charges may be paid in installments, only those installments that must be paid prior to the Closing shall be payable by Seller.  The intention of this Section is that Purchaser reimburses Seller for all taxes paid with respect to the Purchased Assets which relate to time periods on or after the Closing Date.

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

Section 2.6

Seller’s Closing Costs.  Seller agrees to pay (i) one half of any costs or premium charged by Chubb in connection with the assignment or amendment of the Chubb Policy; and (ii) Seller’s own attorneys’ fees.  This Section shall survive the Closing.

Section 2.7

Purchaser’s Closing Costs.  Purchaser shall pay (i) the costs of any survey, (ii) all real property transfer taxes imposed by the State and County in connection with the sale contemplated hereby; (iii) all real property transfer taxes, if any, imposed by the local municipalities, in connection with the sale contemplated hereby, (iv) all other fees and costs incurred in connection with the recording the Deed, and all other recordable instruments in connection with the sale of the Purchased Assets, (v) any costs incurred in connection with Purchaser’s investigation of the Purchased Assets, (vi) one half of any costs or premium charged by Chubb in connection with the assignment or amendment of the Chubb Policy; and (vii) all other costs and expenses incurred by Purchaser in connection with this transaction except to the extent otherwise specifically provided herein, and (vii) Purchaser’s own attorneys’ fees.  This Section shall survive the Closing

Section 2.8

Real Estate Provisions.

2.8.1

Seller has provided or will provide when available to Purchaser a copy of each of the documents referenced in this Section 2.8.1: that Seller has in its possession or control:

(a)

A copy of the most recent owner’s title insurance policy for the Real Property (the "Title Policy");

(b)

A copy of the most recent Property Survey of the Real Property;

(c)

All existing and currently relevant reports in Seller's possession or control relating to the soil, seismological, geological, and drainage conditions and the flood characteristics of the Real Property; if any;

(d)

Any environmental assessments or impact reports, or other environmental records, in Seller's possession or control relating to the Real Property that are relevant to the Real Property; including that certain Phase I Environmental Site Assessment dated December 21, 2015 and that certain Phase II Limited Subsurface Investigation dated March 14, 2016.

2.8.2

Seller shall deliver to Purchaser at the Closing an affidavit in form satisfactory to Purchaser that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

2.8.3

Purchaser shall indemnify Seller and hold Seller harmless from and against any and all Damages arising under any law or regulation relating to the protection of the environment, and/or the protection of health and safety, which is imposed on, incurred by, or threatened against Seller as a result, in whole or in part, of Purchaser's actions at or on the Real Property, including without limitation any excavation, removal, disturbance, shipment or

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

disposal of any soils or media at or from the Real Property.  This Section shall survive the Closing.

2.8.4

Title Policy.  Upon the execution of this Agreement, Purchaser agrees to order a title update from the date of the above-referenced Title Policy delivered to Purchaser by Seller, at Purchaser’s sole cost and expense.  Within ten (10) days from the date of receipt of the title update by Purchaser, Purchaser shall furnish to Seller written notice of any objections to title, provided that none of the Permitted Encumbrances shall be deemed to be objections to title.  Any matter not mentioned in the aforesaid notice shall not thereafter be deemed to affect the marketability of title.  Purchaser shall afford Seller a reasonable time (which shall be deemed to be a period of not more than thirty (30) days from the date written notice of any defect is delivered by Purchaser to Seller) to cure or correct any defects or objections to title.  In the event Seller is unable to cure such defects or objections to title, Purchaser shall have the option either of accepting such title as Seller can convey or of rescinding this Agreement; and this Agreement shall then be terminated without any further loss, cost, damage, right or remedy in favor of any party against the other.  Any encumbrance arising after the date of the notice shall be the responsibility of Seller, who shall be given a reasonable time to remove the encumbrance.  (Reasonable time shall be deemed a period not to exceed thirty (30) days from the date written notice of the encumbrance is given to Seller).  It is mutually understood and agreed that no matter shall be construed as an encumbrance or defect in title unless so construed pursuant to the Standards of Title of the Massachusetts Bar Association and unless such matter is not insurable by a title insurance company licensed to issue title policies in Massachusetts at ordinary rates.

Section 2.9

Allocation of Purchase Price.  Purchaser and Seller agree that the Purchase Price shall be allocated as Five Million United States Dollars (US $5,000,000) for the Real Property and Fourteen Million, Five Hundred Thousand United States Dollars (US $14,500,000) for the Plant.  Purchaser and Seller each further agree to prepare and file such forms and reports as are consistent with the foregoing and which are required under the Internal Revenue Code, and to provide each other with a signed copy of such party's Form 8594 which is filed with the Internal Revenue Service.  Seller’s Taxpayer Identification Number is 20-5606000; Purchaser’s Taxpayer Identification Number is [91-1257351]

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

Section 3.1

Organization, Existence and Good Standing.  Seller is a Limited Liability Company (LLC) duly organized, validly existing and in good standing under the laws of the State of New Jersey.  Seller has all requisite power and authority to carry on its business as now being conducted and to own the Purchased Assets as now owned.

Section 3.2

Authority.  Seller has all requisite power and authority to execute and deliver this Agreement and the other documents and agreements contemplated hereby and to consummate the transactions contemplated hereby.  This Agreement and the other documents and agreements contemplated hereby have been duly and validly executed and delivered by Seller, and this Agreement constitutes the legal, valid and binding agreement of Seller enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3

No Violation.  To Seller’s Knowledge, neither the execution and delivery of this Agreement, or the other documents or agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the compliance by Seller with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any breach of any provision of the certificate of formation of the limited liability company or operating agreement of Seller; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound; (c) give rise to any lien, charge or other Encumbrance on any of the Purchased Assets, (d) violate any law, regulation, judgment, order, writ, injunction or decree applicable to Seller or any of the Purchased Assets or (e) require any approval of any government or agency thereof to be obtained by Seller to authorize the execution and delivery by Seller of this Agreement or to permit the consummation of the transactions herein contemplated.

Section 3.4

Title to Properties.  Seller shall have good, legal, and indefeasible title to the Plant, and as of the Closing Date, the Plant shall be free and clear of any Encumbrances.  As to title to the Real Property, Purchaser shall rely on its title update.

Section 3.5

Taxes.  All federal, state, local and foreign income, excise, sales, use, payroll, unemployment, franchise, and other taxes and assessments that are due and payable by Seller for periods ending prior to the Closing Date have been fully paid and discharged, except (a) for any taxes which Seller is contesting in good faith or (b) taxes that are not yet due and for which adequate reserves have been established or (c) taxes which if unpaid, would not create an

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

Encumbrance on the Purchased Assets.  To Seller’s Knowledge, there are no assessments or proposed assessments against the Purchased Assets for any additional taxes or assessments for any period ending prior to the Closing Date.  Seller shall have no liability for taxes with respect to the Purchased Assets attributable to periods after the Closing Date.

Section 3.6

Litigation.  There are no actions, suits, or other proceedings at law or in equity or before or by any court or governmental authority or any board of arbitration or similar entity pending or, to Seller’s Knowledge, threatened against Seller involving any of the Purchased Assets.

Section 3.7

Broker's Fees.  Neither Seller nor any parties acting on its behalf, has agreed to pay any commission, finder's fee or similar payment in regard to this Agreement or any transaction contemplated hereby, nor taken any action on which a claim for such payment could be based.

Section 3.8

Environmental.  To Seller's Knowledge, there are no current material violations of any environmental laws with respect to the Purchased Assets.

Section 3.9

Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH OF THE PURCHASED ASSETS CONVEYED HEREBY IS CONVEYED “AS IS”, WHERE IS” AND “WITH ALL FAULTS”.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED, IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, CONDITION (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITION), USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PURCHASED ASSETS.  PURCHASER AGREES, BY ITS EXECUTION HEREOF, THAT THERE ARE NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR OTHER DOCUMENTS OR AGREEMENTS CONTEMPLATED HEREBY, AND PURCHASER DOES FURTHER AGREE THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLER WITH RESPECT TO THE FITNESS OF THE PURCHASED ASSETS FOR ANY PURPOSE INTENDED BY PURCHASER, AND THAT PURCHASER HAS EXAMINED AND IS FAMILIAR WITH THE PURCHASED ASSETS AND IS BUYING THE PURCHASED ASSETS “AS IS, WHERE IS”, AND “WITH ALL FAULTS” AND WITHOUT ANY EXPRESSED OR IMPLIED WARRANTIES OF ANY KIND, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES RELATED TO MATERIALS, WORKMANSHIP, MERCHANTABILITY, CONDITION (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL CONDITION), USE, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND SELLER HEREBY DISCLAIMS ANY SUCH WARRANTIES.

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

Section 4.1

Organization, Existence and Good Standing.  Purchaser is a corporation duly established in the State of Nevada, validly existing and in good standing under the laws of the State of Nevada.  Purchaser has all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated.

Section 4.2

Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Purchaser, and this Agreement constitutes the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 4.3

No Violation.  To Purchaser’s Knowledge, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by Purchaser with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any breach of any provision of the charter, operating agreement, or bylaws of Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, or (c) violate any law, regulation, judgment, order, writ, injunction or decree applicable to Purchaser.

Section 4.4

Broker's Fees.  Neither Purchaser nor any party acting on its behalf has agreed to pay any commission, finder's fee or similar payment in regard to this Agreement or any transaction contemplated hereby, nor taken any action on which a claim for such payment could be based.

ARTICLE V

CLOSING

Section 5.1 Condition Precedent to Closing.  Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that IPP is presently in negotiations with New Mill Capital Holding, LLC the present owner of the Purchased Assets (the “Site Owner”) for the purchase of the Purchased Assets.  Accordingly, IPP’s sale of the Purchased Assets to Purchaser is specifically contingent upon and subject to IPP’s successful completion of the purchase of the

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

Purchased Assets from the Site Owner.  It is the Seller’s intent that the Closing of the Seller’s sale of the Purchased Assets to the Purchaser shall occur immediately following the closing of the Site Owner’s sale of the Purchased Assets to the Seller.

In the event this condition precedent is NOT satisfied, then the Stock and any payments received by Seller shall be returned to the Purchaser, and each Party shall be relieved of all further obligations to the other hereunder.

Section 5.2 Seller's Closing Obligations.  Subject to satisfaction of the condition precedent set forth in Section 5.1 above, at the closing of title, Seller shall deliver the following to Purchaser duly signed by Seller:

(a)

Evidence satisfactory to Purchaser in its reasonable discretion that all Encumbrances (if any) on the Purchased Assets, other than Permitted Encumbrances, have been terminated and released;

(b)

A Massachusetts Quitclaim Deed to the Real Property in the form attached hereto as Schedule 1.

(c)

A Bill of Sale in the form attached hereto as Schedule 2;

The Assignment and Assumption Agreement for Chubb Policy in the form attached hereto as Schedule 3;

(d)

Copies of the resolutions duly adopted by the Seller authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, duly certified by the Member(s) of Seller; and

Section 5.3

Purchaser's Closing Obligations.  Subject to satisfaction of the condition precedent set forth in Section 5.1 above, at the closing of title, Purchaser shall deliver to Seller:

(a)

The Purchase Price, plus the amount of Taxes and/or other Prorated Items as required to be paid by Purchaser pursuant to Section 2.5, in immediately available funds by wire transfer to an account designated by Seller; and

(b)

The Assignment and Assumption of Chubb Environmental Liability Policy no. 3731-4628, in form attached hereto as Schedule 3), signed by Purchaser;

(c)  Copies of the resolutions duly adopted by the Members of Purchaser authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby to effect the transactions described in this Agreement.

Section 5.4

Condemnation.  Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation of the Real Property occurring prior to the Closing.  If prior to the Closing all or a material portion of the Property is condemned, Purchaser

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

shall have the option of either (i) applying the proceeds of any condemnation award toward the payment of the Purchase Price to the extent such condemnation awards have been received by Seller and receiving an assignment from Seller of Seller’s right, title and interest in any unpaid awards or payments (less any expenses incurred by Seller relating to such condemnation, including costs of collecting such awards), or (ii) terminating this Agreement by delivering written notice of such termination to Seller within ten (10) days after Purchaser has received written notice from Seller of such material condemnation.  If prior to the Closing an immaterial portion of the Real Property is condemned, the proceeds of any such condemnation award (less any expenses incurred by Seller relating to such condemnation, including costs of collecting such awards or payments) under any awards shall be applied toward the payment of the Purchase Price to the extent such condemnation awards have been received by Seller and Seller shall assign to Purchaser all of Seller’s right, title and interest in any such awards (less any expenses incurred by Seller relating to such condemnation, including costs of collecting such awards).  For purposes of this Section 5.3, the term “material portion” shall mean that the amount of the award is greater than $50,000, and the term “immaterial portion” shall mean that the amount of the award is equal to or less than said amount

ARTICLE VI

INDEMNIFICATION

Section 6.1

 Seller’s Indemnity Obligations.  Subject to the limitations set forth in this Article VI and Section 7.1 and subject to the disclaimer of warranties set forth in Section 3.9, Seller shall indemnify and hold harmless Purchaser and the Purchaser’s shareholders, members, officers, directors, employees, agents, representatives and affiliates (each a “Purchaser Indemnified Party”) from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments, fines, penalties, consultant's fees and expenses, including, without limitation, reasonable attorneys’ fees and costs and fees and costs of investigation (collectively, the “Damages”), incurred by a Purchaser Indemnified Party or for which a Purchaser Indemnified Party bears responsibility as a result of:

(a)

any breach or misrepresentation in any of the representations and warranties made by Seller in this Agreement;

(b)

any nonsatisfaction of any covenants of the Seller under this Agreement;

(c)

any liability for personal property or ad valorem taxes with respect to the Purchased Assets for any periods ending on or before the Closing Date.

Section 6.2

Purchaser’s Indemnity Obligations.  Subject to the limitations set forth in this Article VI and Section 7.1, Purchaser shall indemnify and hold harmless Seller and the Seller’s shareholders, members, officers, directors, employees, agents, representatives and affiliates (each a “Seller Indemnified Party”) from and against any and all Damages incurred by a Seller Indemnified Party as a result of:

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

(a)

any breach or misrepresentation in any of the representations and warranties made by Purchaser in this Agreement.  This Section, or provision, shall survive the Closing;

(b)

any nonsatisfaction of any covenants of Purchaser under this Agreement; This Section, or provision, shall survive the Closing;

(c)

any claims, debts, liabilities, or obligations of Purchaser, whether accrued, absolute, contingent, or otherwise, due or to become due, including but not limited to, claims relating to or arising out of the ownership, operation or use of the Purchased Assets or any damage to property or person arising in connection with the use, operation or ownership of the Purchased Assets, on and after the Closing Date.  This Section, or provision, shall survive the Closing; and

(d)

any liability for personal property or ad valorem taxes with respect to the Purchased Assets for the periods beginning on the Closing Date.  This Section, or provision, shall survive the Closing.

Section 6.3

Notice and Defense of Indemnity Claims.  Claims asserted under Sections 6.1 or 6.2 are referred to herein as “Indemnity Claims.” The party obligated to indemnify another party hereunder is referred to herein as the “Indemnifying Party” and the party entitled to indemnification hereunder is referred to herein as the “Indemnified Party.” An Indemnified Party shall give prompt written notice to the Indemnifying Party of the assertion by the Indemnified Party or by a third party of any liability which the Indemnified Party has reason to believe might give rise to an Indemnity Claim; provided, however, that any failure to provide such prompt written notice shall limit the Indemnified Party’s right to indemnification hereunder only if and to the extent that the Indemnifying Party is prejudiced by such failure.  Such notice shall set forth in reasonable detail the nature of such action or claim, and shall include a copy of any written complaint, summons, correspondence or other communication from the party asserting the claim or initiating the action.  As to any such Indemnity Claim which involves a third party, if the Indemnifying Party agrees to indemnify the Indemnified Party, the Indemnifying Party shall assume and thereafter control the defense of such Indemnity Claim.  The Indemnified Party shall be entitled, together with the Indemnifying Party, to participate in the defense, compromise or settlement of any such matter through the Indemnified Party’s own attorneys and at its own expense, but the Indemnifying Party shall have control thereof, and the Indemnified Party, at the expense of the Indemnifying Party, shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such third party claims.  The Indemnifying Party shall not make any settlement of any claims on behalf of the Indemnified Party, other than claims strictly for monetary damages as to which the Indemnifying Party agrees to be solely responsible, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.  In the event that the Indemnifying Party, within 20 days after notice of an Indemnity Claim which involves a third party, fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such claim for the account of and at the expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof; provided,

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

however, that the Indemnified Party shall not, without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, settle or compromise any such claim or consent to the entry of any judgment with respect to any such claim.  This Section shall survive the Closing.

Section 6.4

Limitations on Liability.  Notwithstanding any other provision of this Agreement, the liability of Seller or Purchaser for any misrepresentation or breach of warranty or the failure to satisfy any covenant or other obligation in this Agreement shall be limited to direct Damages and shall not include incidental, consequential, or punitive damages (whether arising in tort, contract or otherwise, including the negligence or gross negligence of either or both parties and whether or not foreseeable).  The indemnification of the Purchaser Indemnified Parties and the Seller Indemnified Parties provided for under Section 6.1(a) and Section 6.2(a) shall be limited in certain respects as follows:

(a)

Any claim for such indemnification shall be made on or before the first anniversary of the Closing Date;

(b)

Seller shall not be liable to the Purchaser Indemnified Parties and Purchaser shall not be liable to the Seller Indemnified Parties for such indemnification until the aggregate amount of indemnification claims thereunder exceeds $10,000 but if the aggregate amount of such indemnification claims reaches such amount, the Indemnifying Party shall be liable to the Indemnified Parties for the full amount of such indemnified claims (i.e., so-called “first dollar coverage” and NOT a so-called “deductible”); and

(c)

A claim for indemnity is made by giving written notice of the claim to the party from whom indemnity is sought.  The written notice must contain a description of the claim with reasonable detail and based on information and knowledge available to the party asserting the right to indemnity.

(d).  The terms and provisions as are set forth in this Section 6.4 shall survive the Closing for the time period set forth in Sub-Section 6.4(a).

Section 6.5

Exclusive Remedies.  The remedies of the Parties specifically provided for by this Agreement shall be the sole and exclusive remedies of the parties for (a) any breach or inaccuracy of the representations and warranties contained in this Agreement, (b) the failure to perform any covenants, agreements or obligations contained in this Agreement, or (c) any Damages incurred by Purchaser or Seller, as appropriate, relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to this Agreement.

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

ARTICLE VII

MISCELLANEOUS

Section 7.1

Survival.  The covenants, representations and warranties set forth in this Agreement shall NOT survive the Closing Date unless such covenant, representation and/or other warranties have been expressly identified in this Agreement to ‘survive’ the Closing Date.

Section 7.2

Amendment and Modification.  This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the Parties hereto.

Section 7.3

Waiver; Consents.  Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver.  No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

Section 7.4

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered personally against a written receipt, or (b) received by the addressee, if sent by Overnight or Express Mail, Federal Express or other express delivery service (receipt requested) or by certified mail, return receipt requested, or by fax or email, in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to Seller, to:

 Io Bio, LLC

410 Princeton Hightstown Road

Princeton Junction, NJ 08550

Attn: Thomas J.  Barlow, Esq.

(609) 586-8004-Tel

(609) 586-4395-Fax

E-Mail: TomB@ippe.com

If to Purchaser, to:

Silver Hill Mines, Inc.

PO Box 2113

Radio City Station

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

New York, NY 1010

Attn: George Clair

(917) 299-5480

E-Mail: georgeclair@msn.com

Section 7.5

Jurisdiction and Venue.  The Parties agree that the federal and state courts of the Commonwealth of Massachusetts will be the exclusive courts of jurisdiction and venue for any litigation or other proceeding between the Parties that may be brought, or arise out of, in connection with, or by reason of this Agreement, and the parties hereby irrevocably waive any and all objections to jurisdiction and review or venue that they may have under the laws of the Commonwealth of Massachusetts or the United States.  Any process against Purchaser or Seller in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 7.4 above with the same effect as though served on them personally.

Section 7.6

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 7.7

Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.  Unless otherwise provided, all references in this Agreement to articles and sections refer to the corresponding articles and sections of this Agreement.  All words used herein shall be construed to be of such gender or number as the circumstances require.  Unless otherwise specifically noted, the words “herein,” “hereof,” “hereby,” “hereinabove,” “herein below,” “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph, clause or other subdivision hereof.  Whenever the term “including” or a similar term is used in this Agreement, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept to which reference is made.”

Section 7.8

Entire Agreement.  This Agreement and Exhibits hereto and schedules referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9

Attorneys’ Fees.  In the event a party hereto institutes a proceeding against the other party hereto for a claim arising out of or to enforce this Agreement, the losing party shall pay the reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with such proceeding.

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

Section 7.10

Choice of Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

Section 7.11

Publicity.  All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by Seller and Purchaser or as required by applicable law.  If public disclosure or notice is required by applicable law, the disclosing party will use its best efforts to give the other party prior written notice of the disclosure to be made.

Section 7.12

Further Assurances.  Seller (and its successors in interest) agrees that, at any time and from time to time after the Closing, it will, upon the request and cost of Purchaser, do all such further acts as may be reasonably required to further transfer, assign and confirm to Purchaser or to aid and assist in the gaining of possession by Purchaser of or maintaining any of the Purchased Assets, or to vest in Purchaser title to the Purchased Assets free of all Encumbrances, except Permitted Encumbrances, arising from any action by Seller or its Affiliates.

Section 7.13

Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no rule of construction, presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

[Signatures are on the next page]

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

EXECUTED AND DELIVERED on the date first written above.

SELLER:

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

Exhibits & Schedules:

Exhibit A – Description of Real Property

Exhibit B – Description of Plant

Schedule 1– Form of Deed

Schedule 2 - Form of Bill of Sale

Chubb Policy [or copy of policy endorsement adding Seller and Buyer onto policy]

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

EXHIBIT “A”

DESCRIPTION OF REAL PROPERTY

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

EXHIBIT “B”

DESCRIPTION OF PLANT

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

SCHEDULE 1

FORM OF DEED

[To Be Added]

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

SCHEDULE 2

FORM OF BILL OF SALE

[To Be Added]

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

SCHEDULE 3

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT FOR CHUBB POLICY [or copy of endorsement to policy adding Seller and Purchaser]

[To Be Added]

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )

5719A  IPP Silver Hill Mines Purchase and Sale Agreement for Littleton, MA  ( MJ GC  5.02.16  revised )